UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The use of the terms “we,” “us” or “the Company” in this report shall be deemed to mean MDwerks, Inc., unless the context requires otherwise. References in this report to “our subsidiaries” shall be deemed to mean each of MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services Corp., Xeni Medical Billing, Corp. and Patient Payment Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2008, we received net proceeds of $6,809,794.44 in connection with a financing provided by Vicis Capital Master Fund (“Vicis”), an unaffiliated accredited institutional investor. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), pursuant to which we issued 750 shares of Series B Convertible Preferred Stock, par value $0.001 ( “Series B Preferred Stock”), a ten year Series H Warrant to purchase 53,333,334 shares of our common stock at a price of $0.75 per share (the “Series H Warrant”), and pursuant to which Vicis surrendered for cancellation all Series F Warrants and all Series G Warrants held by Vicis, which warrants were exercisable in the aggregate for 3,125,000 shares of our common stock.

In connection with the sale of the Series B Preferred Stock, we amended and restated the Registration Rights Agreement, dated September 28, 2007, by and between Vicis and us (as amended and restated, the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, we agreed, to register for resale all of the shares of our common stock into which the outstanding Series B Preferred Stock is convertible and all of the shares of our common stock for which the Series H Warrant is exercisable.

In connection with obtaining the consent and waiver of Gottbetter Capital Master Ltd. (in Liquidation) (“Gottbetter”) to the financing provided by Vicis, we entered into an Amendment, Consent and Waiver Agreement (the “Gottbetter Consent Agreement”), pursuant to which (i) we issued to Gottbetter a five year Series I warrant to purchase one million shares of our common stock at an exercise price of $0.75 per share; (ii) Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and (iii) Gottbetter consented to the financing provided by Vicis.

The following summary description of the material agreements entered into in connection with the transaction described above and the terms of the Series B Preferred Stock is qualified in its entirety by reference to the copies of such material agreements and the Certificate of Designations for the Series B Preferred Stock filed as exhibits to this Current Report on Form 8-K.

March Securities Purchase Agreement

The March Securities Purchase Agreement provided for the sale by us to Vicis of (i) 750 shares of Series B Preferred Stock (ii) and the Series H Warrant to purchase an aggregate of 53,333,334 shares of common stock. Pursuant to the March Securities Purchase Agreement, the aggregate gross purchase price for the Series B Preferred Stock and the Series H Warrant was $7,500,000, which was paid by wire transfer of immediately available funds and the surrender for cancellation of a promissory note that we issued to Vicis in the principal amount of $575,000. Principal and accrued interest under the promissory note, and $100,000 of Vicis’ expenses were applied against the purchase price.

The March Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us. The right of first refusal is on a pro rata basis (based upon the amount invested) with Gottbetter.

The March Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our common stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the January Securities Purchase Agreement); (vii) amend our charter documents in a way that adversely affects the rights of Vicis; (viii) except through Xeni Financial Services, Corp., make loans to, or advances or guarantee the obligations of, third parties; (ix) make intercompany transfers; (x) engage in transactions with officers, directors, employees or affiliates; (xi) divert business to other business entities; (xii) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial Services, Corp.) in excess of $250,000 in a calendar year; and (xii) file registration statements.

Events of default under the March Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (iv) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series H Warrant ; (v) default in the payment of indebtedness in excess of $250,000; (vi) a judgment entered against us in excess of $250,000; and (vii) insolvency, bankruptcy and similar circumstances.

The March Securities Purchase Agreement further provides that our obligations to Vicis under the Series B Preferred Stock, the March Securities Purchase Agreement and the various transaction documents entered into in connection with the March Securities Purchase Agreement (the “March Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis (the “Company Security Agreement”). The Company Security Agreement is more fully described below and is attached as an exhibit to our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2007.

The March Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the March Securities Purchase Agreement and the March Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the guaranty agreements, dated September 28, 2007, between Vicis and each of our subsidiaries (the “Guaranty Agreements”). The Guaranty Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the March Securities Purchase Agreement and the March Transaction Documents are secured by the liens on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the security agreements entered into by and between our subsidiaries and Vicis on September 28, 2007 (the “Guarantor Security Agreements”). The Guarantor Security Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

On March 31, 2008 we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock, provides that the Series B Preferred Stock will rank senior to other classes of common stock and preferred stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of common stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $0.75 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions, reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

To the extent that any shares of Series B Preferred Stock remain outstanding on March 31, 2010, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of common stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of common stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

As of the date of this report, there are 1,000 shares of Series B Preferred Stock issued and outstanding.

Series H Warrant

The Series H Warrant is exercisable at a price of $0.75 per share for a period of ten years from the date of issuance. The Series H Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series H Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series H Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series H Warrant.

As of the date of this report, the outstanding Series H Warrant is exercisable for an aggregate of 53,333,334 shares or our common stock.

Company Security Agreement

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the lien granted pursuant to the Company Security Agreement would, in addition to securing the obligations previously secured thereby, secure our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued in connection with the March Securities Purchase Agreement. The Company Security Agreement provides for a lien on all of our assets in favor of Vicis.

Guaranty Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the Guaranty Agreements would, in addition to applying to the obligations previously guaranteed thereby, apply to our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to the January Securities Purchase Agreement. The Guaranty Agreements provide for unconditional guaranties of the obligations guaranteed thereunder.

Guarantor Security Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the security interests granted by our subsidiaries pursuant to the Guarantor Security Agreements would, in addition to securing the obligations previously secured thereunder, secure the obligations of our subsidiaries under the Guaranty Agreements insofar as those obligations related to the January Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to March Securities Purchase Agreement. The Guarantor Security Agreements provide for liens in favor of Vicis on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Amended and Restated Registration Rights Agreement

Pursuant to the Amended and Restated Registration Rights Agreement, we agreed to register for resale, the shares of our common stock into which the Series B Preferred Stock is convertible and the shares of our common stock for which the Series H Warrant is exercisable.

The Amended and Restated Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Series B Preferred Stock and the Series H warrant within 60 days after the closing date. We are only required to register up to thirty percent of the number of outstanding shares of common stock in such registration statement and then file subsequent registration statements after the later of (i) sixty days following the sale of the securities covered by the initial registration statement or any subsequent registration statement and (ii) six months following the effective date of the initial registration statement or any subsequent registration statement. We are required to cause the initial registration statement to become effective on or before the date which is 150 calendar days after the closing date if the Securities and Exchange Commission (the “SEC”) does not review the registration statement or 180 calendar days after the closing if the registration statement receives a full review by the SEC. If we fail to file a registration statement in the time frame required, fail to file a request for acceleration in the time frame required, or fail to maintain the effectiveness of a registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 1.5% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that such registration statement is not filed or effective, as the case may be. The cash penalty is limited to 9% of the aggregate stated value of the Series B Preferred Stock. The cash penalty will not apply to the registration of shares of common stock underlying the Series H Warrant. The Registration Rights Agreement also provides for piggyback registration rights.

Gottbetter Consent Agreement

In connection with obtaining the consent and waiver of Gottbetter to the financing provided by Vicis, we entered into the Gottbetter Consent Agreement, pursuant to which Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and Gottbetter consented to the financing provided by Vicis.

Series I Warrant

As consideration for Gottbetter entering into the Gottbetter Consent Agreement, we issued to Gottbetter a Series I warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share. The Series I Warrant is exercisable for a period of five years from the date of issuance. The Series I Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series I Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series I Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series I Warrant and issuances of convertible securities with a conversion price below the exercise price of the Series I Warrant.

As of the date of this report, the outstanding Series I Warrant is exercisable for an aggregate of 1,000,000 shares or our common stock.

Item 3.02 Unregistered sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

Vicis is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the Series B Preferred Stock, the Series F Warrant, the Series G Warrant or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination with respect to the sale of the Series B Preferred Stock and the Series H Warrant based on the representations of Vicis, which included, in pertinent part, that Vicis is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Vicis was acquiring the securities it was acquiring for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Vicis understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, the Series B Preferred Stock, the Series H Warrant, and shares of common stock underlying such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designations designating the rights, preferences, privileges of, and restrictions on, the Series B Preferred Stock.

4.1	Securities Purchase Agreement, dated March 31, 2008, by and between Vicis and MDwerks, Inc.

4.2	Series H Warrant to purchase 53,333,334 shares of common stock at a price of $0.75 per share

4.3	Series I Warrant to purchase 1,000,000 shares of common stock at a price of $0.75 per share

4.4	Amended and Restated Registration Rights Agreement between MDwerks, Inc. and Vicis

10.1	Guaranty issued to Vicis by Xeni Financial Services, Corp.*

10.2	Guaranty issued to Vicis by Xeni Medical Billing, Corp.*

10.3	Guaranty issued to Vicis by MDwerks Global Holdings, Inc.*

10.4	Guaranty issued to Vicis by Xeni Medical Systems, Inc.*

10.5	Guaranty issued to Vicis by Patient Payment Solutions, Inc.*

10.6	Security Agreement entered into by and between Vicis and MDwerks, Inc.*

10.7	Security Agreement entered into by and between Vicis and Xeni Medical Billing, Corp.*

10.8	Security Agreement entered into by and between Vicis and MDwerks Global Holdings, Inc.*

10.9	Security Agreement entered into by and between Vicis and Xeni Medical Systems, Inc.*

10.10	Security Agreement entered into by and between Vicis and Xeni Financial Services, Corp.*

10.11	Security Agreement entered into by and between Vicis and Patient Payment Solutions, Inc.*

10.12	Amendment, Consent & Waiver Agreement by and between MDwerks, Inc. and Gottbetter

99.1	Press Release announcing Vicis financing transaction

*	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: April 2, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designations designating the rights, preferences, privileges of, and restrictions on, the Series B Preferred Stock.

4.1	Securities Purchase Agreement, dated March 31, 2008, by and between Vicis and MDwerks, Inc.

4.2	Series H Warrant to purchase 53,333,334 shares of common stock at a price of $0.75 per share

4.3	Series I Warrant to purchase 1,000,000 shares of common stock at a price of $0.75 per share

4.4	Amended and Restated Registration Rights Agreement between MDwerks, Inc. and Vicis

10.1	Guaranty issued to Vicis by Xeni Financial Services, Corp.*

10.2	Guaranty issued to Vicis by Xeni Medical Billing, Corp.*

10.3	Guaranty issued to Vicis by MDwerks Global Holdings, Inc.*

10.4	Guaranty issued to Vicis by Xeni Medical Systems, Inc.*

10.5	Guaranty issued to Vicis by Patient Payment Solutions, Inc.*

10.6	Security Agreement entered into by and between Vicis and MDwerks, Inc.*

10.7	Security Agreement entered into by and between Vicis and Xeni Medical Billing, Corp.*

10.8	Security Agreement entered into by and between Vicis and MDwerks Global Holdings, Inc.*

10.9	Security Agreement entered into by and between Vicis and Xeni Medical Systems, Inc.*

10.10	Security Agreement entered into by and between Vicis and Xeni Financial Services, Corp.*

10.11	Security Agreement entered into by and between Vicis and Patient Payment Solutions, Inc. *

10.12	Amendment, Consent & Waiver Agreement by and between MDwerks, Inc. and Gottbetter

99.1	Press Release announcing Vicis financing transaction

*	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2007.